 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 26, 2016
Brixmor Property Group Inc.
Brixmor Operating Partnership LP
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-36160	45-2433192
Delaware	333-201464-01	80-0831163
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
450 Lexington Avenue
New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)
(212) 869-3000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2016, Brixmor Property Group Inc. (the “Company”) announced that its board of directors (the “Board”) had appointed Angela Aman as Executive Vice President, Chief Financial Officer and Treasurer. Her appointment will become effective May 20, 2016 (the “Effective Date”). Ms. Aman will succeed Barry Lefkowitz, who has served as the Company’s interim Chief Financial Officer since February 2016. Mr. Lefkowitz will step down from his management position effective as of the Effective Date.

Ms. Aman, age 36, has served as Chief Financial Officer of Starwood Retail Partners, the retail operating platform of Starwood Capital Group, a private equity and venture capital firm, since August 2015. Prior to joining Starwood Retail Partners, Ms. Aman was the Executive Vice President, Chief Financial Officer and Treasurer of Retail Properties of America, Inc. (“Retail Properties”), a publicly traded real estate investment trust specializing in the ownership and operation of shopping centers from January 2012 until May 2015. Prior to joining the Retail Properties in August 2011, Ms. Aman was a Portfolio Manager with RREEF, the real estate investment management business of Deutsche Bank, for six years. As part of their North American investment group, she focused on retail and regional mall companies. Ms. Aman started her career in investment banking at Deutsche Bank, where she spent four years with its real estate group underwriting debt and equity offerings, as well as advising clients on mergers and acquisitions and additional strategic transactions. Ms. Aman received a B.S. in Economics from The Wharton School of The University of Pennsylvania.

There are no family relationships between Ms. Aman and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer, and, except as noted below, there have been no transactions between Ms. Aman or any of her immediate family members and the Company or any of its subsidiaries.

Angela Aman Employment Agreement

Also on April 26. 2016, Ms. Aman entered into an employment agreement with the Company to serve as Executive Vice President, Chief Financial Officer and Treasurer (the “Employment Agreement”) and devote her full business time to the Company. The term of Ms. Aman’s employment under the Employment Agreement begins on the Effective Date and ends on the third anniversary of the Effective Date (the “Employment Term”). The Employment Agreement provides that the Company shall pay Ms. Aman an annual base salary of $500,000, subject to increases as may be approved by the Compensation Committee of the Board (the “Compensation Committee”). Ms. Aman is also eligible to receive an annual cash bonus based on the achievement of performance objectives, metrics and targets adopted by the Board or Compensation Committee based on a percentage of her annual base salary, as follows: 56% of her annual base salary if threshold performance objectives are met; 75% of her annual base salary if target performance objectives are met (“Annual Target Bonus”) and up to a maximum of 100% of her base salary for achievement of high performance objectives. For 2016, the calculation of the annual bonus will be the same as for subsequent years, except that Ms. Aman’s annual bonus for 2016 will in no event be less than $232,500.

During the Employment Term, Ms. Aman will be entitled to participate in the Company’s employee benefit, fringe and perquisite plans, practices, policies and arrangements as in effect from time to time on generally the same terms and conditions as such benefits are made available to other senior executives (except as otherwise set forth in the Employment Agreement). Ms. Aman also will be entitled to certain relocation benefits.

The Employment Term may be terminated by the Company or Ms. Aman at any time and for any reason; provided that Ms. Aman will be required to give the Company at least 60 days’ advance written notice of any resignation of her employment (other than as a result of a constructive termination (as defined in the Employment Agreement)) and the Company will be required to give Ms. Aman at least 60 days’ advance written notice of a termination without cause (as defined in the Employment Agreement). If Ms. Aman is terminated for cause or resigns without good reason (as defined in the Employment Agreement), she will be entitled to receive her base salary through the date of termination, reimbursement of business expenses and employee benefits as to which Ms. Aman may be entitled under employee benefit plans, including accrued vacation (collectively, the “Accrued Rights”). If Ms. Aman is terminated following disability (as defined in the Employment Agreement) or her employment terminates as a result of death, she will be entitled to receive: (i) the Accrued Rights; (ii) the Annual Target Bonus, prorated for the number of days during the fiscal year she was employed prior to the termination (the “Pro-Rated Bonus”); (iii) any earned but unpaid annual bonus with respect to the previous fiscal year (the “Earned Bonus”); and (iv) certain death or disability benefits. If Ms. Aman is terminated without cause or resigns with a basis for a constructive termination, she will be entitled to receive: (i) the Accrued Rights; (ii) the Pro-Rated Bonus; (iii) the Earned Bonus (iv) continuing medical, vision and dental coverage contingent on Ms. Aman electing continuation coverage under COBRA (including dependent coverage) for 18 months following termination (with the Company reimbursing Ms. Aman for the amount of the monthly COBRA premiums in excess of the amount paid by Ms. Aman on a monthly premium basis immediately prior to the date of termination); and (v) a lump-sum cash payment equal to the sum of (x) 200% of Ms. Aman’s base salary as of the date immediately prior to her termination of employment and (y) the sum of Ms. Aman’s annual bonuses payable (if any) in respect of the two fiscal years (the “Reference Fiscal Years”) immediately prior to the date of her termination of employment (provided, that Annual Target Bonus shall be used for this clause (y) if the date of termination occurs in 2016 or 2017 and otherwise the annual bonus amount shall be annualized for any partial fiscal year).
To the fullest extent permitted by applicable law, and the Company’s charter and by-laws, the Company has also agreed to indemnify Ms. Aman for certain liabilities and expenses incurred as a result of actions brought, or threatened to be brought, against Ms. Aman in connection with her status or service as Executive Vice President and Chief Financial Officer and to advance her expenses incurred as a result of any proceeding for which she may be entitled to indemnification.
The Employment Agreement also contains restrictive covenants, including a covenant on confidentiality of information, and covenants related to non-competition and non-solicitation of the Company’s employees at all times during Ms. Aman’s employment, and for one year after termination of Ms. Aman’s employment.
The foregoing descriptions of the Employment Agreement will be qualified in its entirety by the Employment Agreement, which shall be filed as an exhibit to the Company’s Form 10-Q for the quarter ended June 30, 2016.

Equity Awards

Upon commencement of her employment, Ms. Aman will receive: (i) a grant of 58,892 restricted stock units, which will vest ratably over five years, commencing on May 20, 2017 (the “Initial Time-Based RSUs”); and (ii) a grant of restricted stock units that will vest depending on the achievement of performance conditions over one-year and three-year periods (the “2016 Performance RSUs” and, together with the Initial Time-Based RSUs, the “RSUs”). The performance conditions of the 2016 Performance RSUs are consistent with the performance conditions of grants made to other Company senior executives in March 2016 and disclosed in the Form 8-K the Company filed with the U.S. Securities and Exchange Commission on March 7, 2016. The aggregate number of 2016 Performance RSUs, assuming that the target level of performance is achieved, is 24,342. In 2017 and in subsequent years of the Employment Term, Ms. Aman will receive annual equity compensation with a value at target performance levels equal to $1 million, which shall be in such form and subject to performance-based and time-based vesting periods, conditions, timing of grant and other criteria consistent with grants to other senior executives as determined by the Compensation Committee from year to year.

Under the terms of the RSU award agreements, each earned 2016 Performance-Based RSU and each Initial Time-Based RSU will accrue dividends with respect to the underlying shares of common stock (“Dividend Equivalent Amount”). Accrued Dividend Equivalent Amounts will be payable in cash as and when the underlying RSU vests and is settled.

Upon a termination of employment by the Company without cause, or a constructive termination, all unvested Initial Time-Based RSUs (and any associated Dividend Equivalent Amount) will immediately vest. In the event of a termination of employment for cause, then any unvested Initial Time-Based RSUs (and any associated Dividend Equivalent Amount) and any shares underlying RSUs will be automatically forfeited as of the termination date.

Under the award agreements with respect to the RSUs, if the Company’s financial results are restated or are materially misstated due in whole or in part to intentional fraud or misconduct of an executive who receives RSUs and the benefits provided under the award agreements would be less, based on the corrected financial results, by a vote of a majority of the independent directors of the Board, the Company may recover from the executive an amount equal to the after-tax proceeds received upon the sale or disposition of the equity award and any shares issued in respect thereof.

The foregoing descriptions of the RSUs will be qualified in their entirety by the forms of Restricted Stock Unit Agreements, which shall be filed as exhibits to the Company’s Form 10-Q for the quarter ended June 30, 2016.

Barry Lefkowitz Release

In connection with the end of his employment term as interim Chief Financial Officer, Mr. Lefkowitz will enter into a general release with the Company and will receive all amounts due to him pursuant to the employment agreement entered into on February 15, 2016 in connection with his appointment.

Item 7.01    Regulation FD Disclosure
On April 26, 2016, the Company issued a press release announcing the appointment of Ms. Aman as successor to Mr. Lefkowitz. A copy of this press release is furnished herewith as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the information contained in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01     Financial Statements and Exhibits
(d)     The following exhibits are attached to this Current Report on Form 8-K

99.1	Press release issued April 26, 2016.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: April 27, 2016	BRIXMOR PROPERTY GROUP INC.

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

BRIXMOR OPERATING PARTNERSHIP LP

	By:	Brixmor OP GP LLC, its general partner

	By:	BPG Subsidiary Inc., its sole member

	By:	/s/Steven F. Siegel
	Name:	Steven F. Siegel
	Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued April 26, 2016.